...... EXHIBIT B(III) UNDER FORM N-1A
                                           EXHIBIT 3(II) UNDER ITEM 601/REG. S-K

                          INVESTMENT SERIES FUNDS, INC.

                                  AMENDMENT #3
                                 TO THE BY-LAWS

                            (EFFECTIVE MAY 12, 1998)



Strike Section 3 - Place of Meetings from Article I - Meeting of Shareholder and replace it with the following:

      Section 3. PLACE OF MEETINGS. All meetings of the Shareholders of the Corporation or a particular Series or Class, shall be held at such place within or without the State of Maryland as may be fixed by the Board of Directors.